UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 2, 2003

Date of earliest event reported: July 2, 2003

SONIC SOLUTIONS

(Exact name of registrant as specified in its charter)

California	72870	93-0925818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110, Novato, California	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 893-8000

Item 5.

On June 27, 2003, Sonic Solutions announced a public offering of 1,000,000 shares of its common stock to institutional investors at a price of $8.50 per share, for gross proceeds of $8,500,000. The shares were offered under Sonic Solution’s shelf registration statement on Form S-3 (File 333-103624), as amended. The transactions contemplated were closed and the stock was issued to investors on July 2, 2003.

Sonic Solutions expects to receive net proceeds from the financing of approximately $8 million after deducting placement agent fees and estimated costs associated with the offering. Roth Capital Partners, LLC, or Roth, served as placement agent for the transaction.

Copies of the Placement Agent Agreement between Sonic Solutions and Roth, dated as of June 27, 2003, the related Pricing Agreement and the press release related to the offering are attached as Exhibits 10.1, 10.2 and 99.1 to this current report and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Placement Agency Agreement

10.2	Pricing Agreement

99.1	Press Release of Sonic Solutions dated June 27, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ ROBERT J. DORIS
Robert J. Doris President and Director (Principal Executive Officer)

Date: July 2, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Placement Agent Agreement

10.2	Pricing Agreement

99.1	Press Release of Sonic Solutions dated June 27, 2003

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